IMPORTANT NOTICE CONCERNING THE
   NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE SAVINGS PLAN AND YOUR ABILITY TO
       TRADE SHARES OF NAUGATUCK VALLEY FINANCIAL CORPORATION'S SECURITIES


April 3, 2009


This notice is being sent to all executive officers and directors of Naugatuck Valley Financial Corporation in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

This is to inform you that The Newport Group has been selected as the new service provider for the Naugatuck Valley Savings and Loan Employee Savings Plan ("Plan"). Because of the integration of the new service provider, steps are currently being taken to transfer all plan records and assets to The Newport Group.

During this transition, Plan participants temporarily will be unable to direct or diversify the assets held in their Plan accounts, including shares of Naugatuck Valley Financial Corporation common stock. This period, during which participants will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period."

DURING THIS BLACKOUT PERIOD, YOU MAY NOT DIRECTLY OR INDIRECTLY PURCHASE, SELL, OR OTHERWISE ACQUIRE OR TRANSFER ANY EQUITY SECURITY OF NAUGATUCK VALLEY FINANCIAL CORPORATION ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER OF NAUGATUCK VALLEY FINANCIAL CORPORATION.

THE BLACKOUT PERIOD WILL BEGIN ON APRIL 20, 2009 AND END ON MAY 19, 2009.

IN ADDITION TO THIS SARBANES-OXLEY BLACKOUT, PLEASE REMEMBER THAT NAUGATUCK VALLEY FINANCIAL CORPORATION OBSERVES REGULARLY SCHEDULED BLACKOUT PERIODS THAT RESTRICT YOUR ABILITY TO TRADE IN NAUGATUCK VALLEY FINANCIAL CORPORATION STOCK.

If you have any questions concerning this notice please contact:

                     Kathleen A. McPadden
                     Vice President
                     Naugatuck Valley Financial Corporation
                     333 Church Street
                     Naugatuck, Connecticut 06770
                     (203) 720-5000